Exhibit 10.1

MEMORANDUM OF UNDERSTANDING

1.

Parties:  The parties to this agreement are New Bastion Development, Inc., a Florida Corporation located at 125 S. State Rd. 7, Suite 104-275, Wellington, FL  33414 (“NBD”), and Universal Capital Management, Inc. Delaware Corporation with offices at 2601 Annand Drive, Suite 16, Wilmington, DE 19808  (“UCMT”) . Purposes:  The purpose of this agreement is to document the business terms of the deal between the parties to enter into a joint development relationship for the construction of a nitrogen fertilizer plant capable of producing approximately 4,000 MT of granulated urea on a daily basis (“Project”).  The Project will be completed by New Bastion Regeneration (NBR), a Florida corporation (1,000,000 shares authorized, 790,000 I & O) that was formed by New Bastion Development, Inc. for the sole purpose of completing the Project.

2.

Terms:

a.

Undertakings of UCMT

i.

UCMT agrees to Purchase from NBD 100,000 of its shares in NBR (12.7%) for $500,000 and 5,000,000 newly issued restricted shares of UCMT.

1.

Provide NBD with $500,000 within 45 days pursuant to the following schedule:

a.

$100,000 within 15 days of execution; and

b.

$400,000 60 days.

ii.

UCMT shall have an option to purchase up to 240,000 additional shares currently owned by NBD in NBR 43% of NBR/Project for an additional $4.8M under terms to be mutually negotiated.

iii.

UCMT shall immediately caused to be issued 20,000,000 of its restricted in the name of “New Bastion Development”.  It is the intention of the parties that the entire portion of the UCMT shares be valued at its fair market value at the date of the execution of this MOU.  The above shares shall be delivered to NBD as follows:

1.

5,000,000 upon execution of the MOU.

2.

The remaining 15,000,000 shall be held (and voted by UCMT) and distributed in accordance with a mutually accepted schedule developed relative to the exercise of options in accordance with 2. (ii) above,

b.

Undertakings of NBD

i.

NBD shall lend to NDR funds that it receives from the sale of its stock in NBR from UCMT as follows:

1.

$400,000 from initial $500,000 pursuant to Par. 2 a) (i) (1) (a)(b) above.

2.

Ninety-five (95%) percent of all option money received from UCMT pursuant to Par.  2 a) (ii) above.

ii.

Such loans by NBD to NBR shall be evidenced by promissory notes bearing one-percent (1%) interest annually to be paid upon maturity.  Notes shall mature on the earlier of earlier 3 years or any financing completed by NBR (or any newly created affiliate) of $50 Million dollars or greater.

iii.

NBD shall make available all material information, in a timely fashion, to appropriate UCMT personnel relative to NBR.

3.

Final Documents:  It is expressly contemplated that the parties shall further document this agreement by final documents prepared by counsel, which documents shall faithfully reflect the business terms set out herein.

SIGNED this 22 day of August, 2012

NEW BASTION DEVELOPMENT, INC

/s/Elliot Bellen

____________________________

ELLIOT BELLEN, CEO.

UNIVERSAL CAPITAL MANAGEMENT., INC

/s/Michael Queen

________________________________

MICHAEL QUEEN, PRESIDENT